Exhibit 10.1

Amendment No. 3

to Agreement between the Attorney General of the State of New York and the Superintendent of

Insurance of the State of New York, and

Marsh & McLennan Companies, Inc., Marsh Inc. and their subsidiaries and affiliates

(collectively, “Marsh”) dated January 30, 2005, as amended

(hereinafter, the “Settlement Agreement”)

WHEREAS, the parties recognize that part of Marsh’s business is to act as a managing general agent or underwriting manager for insurance carriers; and

WHEREAS, the parties have agreed to amend the Settlement Agreement to clarify the permissible means by which Marsh may act and be compensated as a managing general agent or underwriting manager;

NOW, THEREFORE, the parties hereby agree that the Settlement Agreement shall be clarified and amended as follows:

1.	Paragraph 8 of the Settlement Agreement is hereby amended, such that the following shall be added after the second sentence of Paragraph 8:

“The parties agree that the preceding two sentences shall not apply to MGA Compensation, which Marsh may receive when and to the extent it acts as an MGA. As used herein,

(a) Marsh shall be acting as an “MGA” when: (i) Marsh has been appointed by an insurer as a managing general agent or an underwriting manager, to be the insurer’s representative in connection with the management of such insurer’s book of business with respect to a specific product or product line; and (ii) in such capacity, Marsh (A) communicates with prospective insureds only through professional insurance brokers (including those units of Marsh which act in such capacity on behalf of insureds), and (B) places all such business for such product or product line only with and for such insurer, and

(b) “MGA Compensation” means the Compensation Marsh receives from the appointing insurer as consideration for the MGA services Marsh renders to such insurer.”

2.	Paragraph 10 of the Settlement Agreement is hereby amended, such that the following sentence shall be added at the conclusion thereof:

“The parties agree that this Paragraph shall not apply to MGA Compensation.”

3.	Clause (a) of the first sentence of Paragraph 14 of the Settlement Agreement is hereby deleted, and the following shall be added in its place and stead:

“a) the Compensation received or to be received by Marsh (other than MGA Compensation),”

4.	Paragraph 15 of the Settlement Agreement is hereby amended, such that the following sentence shall be added at the conclusion thereof:

“The parties agree that this Paragraph shall not apply to MGA Compensation.”

5.	Other than as amended above, the Settlement Agreement shall remain in full force and effect.
6.	This amendment may be executed in counterparts.

WHEREFORE, the following signatures are affixed hereto on this 17th day of August, 2006.

Eliot Spitzer	Howard Mills

/s/ Eliot Spitzer	/s/ Howard Mills
Attorney General	Superintendent of Insurance
State of New York	New York State Insurance Department
120 Broadway, 25th Floor	25 Beaver Street
New York, NY 10271	New York, NY 10004

Marsh & McLennan Companies, Inc.	Marsh Inc.

By /s/ Michael G. Cherkasky	By /s/ Brian M. Storms
Michael G. Cherkasky	Brian M. Storms
President and CEO	Chairman and CEO
1166 Avenue of the Americas	1166 Avenue of the Americas
New York, NY 10036	New York, NY 10036